Exhibit 5

VOTING TRUST AGREEMENT

     This VOTING TRUST AGREEMENT (this “Agreement”), dated as of January 30, 2008, is entered into by and among MBIA Inc., a corporation organized under the laws of Connecticut (the “Company”), Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (the “Investor”), and U.S. Bank National Association, a national banking association (the “Voting Trustee”), and each person that may be designated by the Investor as a Voting Trustee.

W I T N E S S E T H :

     WHEREAS, the Company and the Investor have entered into an Investment Agreement, dated as of December 10, 2007 (the “Investment Agreement”);

     WHEREAS, the Investment Agreement contemplates the parties entering into this Agreement at the Closing under the Investment Agreement pending receipt of applicable Insurance Regulatory Approvals pursuant to which the Investor would: (a) enter into a separate custodial agreement with the Voting Trustee whereby the Investor would deposit in a custodial account with the Voting Trustee 9,951,760 shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), which represents the number of shares in excess of 9.9% of the Common Stock as of the Closing Date, all additional shares of Common Stock that may be issued as a dividend on such shares and all other shares of Common Stock or any other securities of the Company having voting power (as defined in Section 22 hereof) (such shares the “Voting Shares”) hereinafter acquired by the Investor during the term of this Agreement, and at the Investor’s election, any Warrants (as defined in the Investment Agreement) issued pursuant to the Investment Agreement (collectively, the “Securities”) (other than Voting Shares that are covered by a separate voting trust agreement); and (b) vest in the Voting Trustee, subject to the terms below, the power to vote the Securities.

     WHEREAS, terms used herein and not otherwise defined shall have the meanings given them in the Investment Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

1. ISSUANCE AND TRANSFER OF SECURITIES TO VOTING
TRUSTEE.

     (a) Concurrently with its acquisition of Securities at the Closing, the Investor shall deposit, or shall cause its Affiliates to deposit, with the Voting Trustee Securities to be issued on the Closing Date in excess of 9.9% of the total vote represented by all Voting Shares outstanding on the Closing Date (after giving effect to the acquisition of Securities by the Investor);

     (b) The Voting Trustee hereby accepts the trust created by this Agreement (the “Trust”), and covenants and agrees to perform faithfully and diligently the covenants and agreements contained herein.

     (c) Promptly following the execution of this Agreement, the Investor shall enter into a custodial agreement with the Voting Trustee pursuant to which the Investor shall deposit the Securities in a custodial account to be held by the Voting Trustee who shall act as custodian and hold the Securities for the term of this Agreement, subject to terms to be mutually agreed upon by the Investor and the Voting Trustee, provided that such terms are not inconsistent with the purpose and terms of this Agreement.

     (d) The Securities deposited in the Trust at the Closing, together with any securities deposited with the Voting Trustee pursuant to subparagraph (e) of this Section 1 or any other provision of this Agreement, are hereinafter referred to as the “Deposited Securities”.

     (e) In the event that the Investor or any of its Affiliates or any other holder of a Voting Trust Certificate acquires, during the term of the Trust, additional securities of the Company having voting powers, the Investor or such other holder shall promptly deposit, or the Investor shall cause its Affiliates promptly to deposit, certificates for such additional Securities with the Voting Trustee.

     (f) No person other than the Investor, any holder of Voting Trust Certificates or any Affiliate of the Investor may deposit any Securities with the Voting Trustee.

     (g) All certificates for Securities deposited with the Voting Trustee pursuant to this Agreement shall be duly endorsed or accompanied by duly executed stock powers or other instruments of transfer. Such certificates shall be surrendered by the Voting Trustee to the Company for cancellation in exchange for the issuance by the Company, following the filing of this Agreement at the registered office of the Company in the State of Connecticut pursuant to Section 26 hereof, to the Voting Trustee of new stock certificates registered in the name of the Voting Trustee in its capacity as trustee of the Trust.

     (h) Upon receipt of certificates for Deposited Securities pursuant to subparagraph (a) or (c) of this Section 1, the Voting Trustee shall issue and deliver to the Investor or its designated Affiliate, as applicable, Voting Trust Certificates in the form set forth in Section 14 hereof evidencing the number and class of Deposited Securities so deposited.

2. VOTING TRUSTEE.

     (a) The Voting Trustee (and any successor Voting Trustee) may at any time resign by notifying the Investor and the Company in writing of such resignation, which shall take effect ten days thereafter or upon the earlier acceptance thereof by the Company and the Investor. The Investor may also, at any time upon ten days’ prior notice, cause the resignation and replacement of the Voting Trustee. Subject to subparagraph (b), below, upon the death, incapacity, resignation or disqualification (as described below) of any Voting Trustee, the Investor shall appoint promptly a successor Voting Trustee.

     (b) No person shall be appointed as a successor Voting Trustee if such person is the Investor, an Affiliate of the Investor, or the holder of Voting Trust Certificates (the “Independence Qualifications”). In addition, any Voting Trustee shall be disqualified from serving as a Voting Trustee effective immediately upon the occurrence of any event causing such Voting Trustee no longer to meet the Independence Qualifications. Upon the disqualification of the Voting Trustee or any successor Voting Trustee, such Voting Trustee shall immediately cease to be a Voting Trustee. All appointments of successor Voting Trustees shall be notified to the regulatory authorities set forth on Schedule A to this Agreement (the “Regulators”).

     (c) Any successor Voting Trustee appointed as herein provided shall indicate its acceptance of such appointment by signing a counterpart of this Agreement and upon the filing by the Voting Trustee of such counterpart at the registered office of the Company in the State of New York such successor shall be vested with all the rights, powers, duties and immunities herein conferred upon the Voting Trustee as though such successor had been originally a party to this Agreement as a Voting Trustee.

3. ACTION BY VOTING TRUSTEES.

     If at any time there is more than one Voting Trustee, then the Voting Trustees may act by a unanimous written consent signed by all the Voting Trustees or by the affirmative vote of at least two Voting Trustees at a meeting called by any Voting Trustee upon two days’ notice to the other Voting Trustee(s), unless such notice is waived by each Voting Trustee not receiving such notice. Two Voting Trustees shall constitute a quorum for the transaction of business at a meeting thereof. The Voting Trustees shall have the power to designate one Voting Trustee to execute certificates and other documents on behalf of all of them in furtherance of their collective decisions. The Voting Trustees may, from time to time, adopt and/or amend their own rules of procedure, and shall record and keep records of all their proceedings at their office.

4. RIGHTS AND POWERS OF VOTING TRUSTEE.

     (a) The Voting Trustee shall possess and be entitled to exercise, subject to the provisions hereof (in particular those contained in Section 28 of this Agreement) and of the Restated Certificate of Incorporation and By-laws of the Company and applicable law, all the rights and powers of registered owners of the Deposited Securities as long as they are subject to the Trust, including, but without limitation, the right and power (i) to vote and exercise all other rights with respect to the Deposited Securities, either in person or by proxy, on every matter for which the Deposited Securities may be voted, or to give written consent in lieu of voting thereon, (ii) to waive notice of any regular or special meeting of stockholders of the Company, (iii) to call meetings of stockholders of the Company and (iv) to exercise all other voting rights and powers pertaining to ownership of the Shares; it being expressly stipulated that no voting right shall pass to others by or under the Voting Trust Certificates, under this Agreement or by or under any other agreement express or implied. The Voting Trustee shall vote all Deposited Securities with respect to all matters, including without limitation the election and removal of directors, voted on by the shareholders of the Company (whether at a regular or special meeting or pursuant to a written consent). Notwithstanding the foregoing, the Voting Trustee agrees that, in voting any Deposited Securities, it will vote solely in proportion with the votes cast by all holders of voting securities of the Company on any matter put before them.

     (b) The Voting Trustee is authorized to become party to or prosecute or defend or intervene in any suits or legal proceedings in its capacity as securityholder of the Company, acting solely at the direction of the Investor, and the Investor agrees to hold the

Voting Trustee harmless from any action or omission by the Voting Trustee, acting in conformity with the instructions of the Investor, in any such suit or legal proceeding.

     (c) The Voting Trustee shall be present, whether in person or represented by proxy, at all annual and special meetings of the Company held during the period for which the Trust is in existence, so that all Deposited Securities may be counted for the purposes of determining the presence of a quorum at such meeting.

5. DIVIDENDS.

     (a) The Voting Trustee shall instruct the Company to pay all dividends and distributions upon the Deposited Securities, other than any dividend or distribution paid in shares of Common Stock or other voting securities of the Company having voting powers, directly to the holders of the Voting Trust Certificates. The Voting Trustee shall be obligated to pay to such holders any dividend or distribution paid by the Company to the Voting Trustee in contravention of the instructions given by the Voting Trustee. All such dividends and distributions shall be paid to such holders ratably, in accordance with the number and class of Deposited Securities represented by their respective Voting Trust Certificates and in no event shall the Voting Trustee accumulate or reinvest any such dividends or distributions.

     (b) If any dividend or distribution in respect of the Deposited Securities is paid, in whole or in part, in shares of securities of the Company having voting powers, the Voting Trustee shall hold, subject to the terms of this Agreement, the certificates for such securities that are received by it on account of such dividend or distribution, and the holder of each Voting Trust Certificate representing Deposited Securities on which such dividend or distribution has been paid shall be entitled to receive a Voting Trust Certificate issued under this Agreement for the number and class of securities so paid with respect to such Deposited Securities.

     (c) Holders of Voting Trust Certificates entitled to receive the dividends or distributions, or Voting Trust Certificates in respect thereof, described in this Section 5 shall be those holders registered as such on the transfer books of the Voting Trustee at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its securities entitled to receive such dividends or distributions.

6. SUBSCRIPTION RIGHTS.

     In case any securities of the Company are offered for subscription to the Voting Trustee in its capacity as holder of Deposited Securities, including, without limitation, pursuant to the terms of the Rights Offering contemplated by the Investment Agreement, the Voting Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to each of the holders of the Voting Trust Certificates. If the subscription offer does not consist of securities having voting powers, the holders of Voting Trust Certificates shall be entitled to subscribe directly in proportion to their respective interests, and the Voting Trustee shall take such actions as shall be requested by such holders in order to facilitate such subscription. If the subscription offer consists of securities having voting powers, then upon receipt by the Voting Trustee on or before the last day fixed by the Company for subscription and payment of a request from any such holder of a Voting Trust Certificate to subscribe for securities on its behalf, accompanied by the sum of money required to pay for such securities, the Voting Trustee shall make such subscription and payment subject to the terms and conditions set forth in the Investment Agreement. Upon receiving from the Company the certificates for securities so subscribed for, the Voting Trustee shall issue to such holder a Voting Trust Certificate in respect thereof.

7. DISSOLUTION OF THE COMPANY.

     In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, this Agreement shall automatically terminate at the time of such dissolution or liquidation, unless renewed by the Investor and the Voting Trustee, and the Voting Trustee shall instruct the Company to make any distribution of moneys, securities, rights or property in respect of the Deposited Securities directly to the holders of Voting Trust Certificates in proportion to their interests, and the Voting Trustee shall distribute to such holders any distribution received by the Voting Trustee in contravention of such instructions. In no event shall the Voting Trustee accumulate or reinvest any such moneys, securities, rights or property.

8. REORGANIZATION OF THE COMPANY.

     In the event the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation, or there is a recapitalization or similar transaction, then this Agreement shall automatically terminate at the time of consummation of such merger, consolidation, transfer or recapitalization or similar transaction unless renewed by the Investor and the Voting Trustee.

9. TRANSFER OF SECURITIES.

     In the event of a proposed transfer of all or any part of the Deposited Securities by a holder of a Voting Trust Certificate to a transferee other than the Investor or any other person to which the transfer of Voting Trust Certificates would be permissible pursuant to Section 15, such holder shall deliver to the Voting Trustee written notice of such proposed transfer, along with a certification by such holder of the intention of the holder to make such transfer and the Voting Trust Certificates representing the Deposited Securities proposed to be transferred. The certification shall be in such form as is reasonably determined by the Voting Trustee. Within three days after the receipt of such notice and certification, the Voting Trustee shall deliver to such holder certificates for the number and class of Deposited Securities proposed to be transferred properly endorsed to the proposed transferees and shall cancel the Voting Trust Certificates surrendered by such holder. The Voting Trustee shall concurrently issue and deliver to such holder Voting Trust Certificates for the balance of the Deposited Securities that were represented by the surrendered Voting Trust Certificates. In the event that the proposed transfer is not completed within ten days following the delivery of such certificates to such holder, the holder shall redeposit such certificates with the Voting Trustees in accordance with the provisions of this Agreement and shall be issued new Voting Trust Certificates with respect thereto.

10. COMPENSATION OF VOTING TRUSTEES.

     The Voting Trustee shall receive for its services hereunder from the Company the sum of $50,000 per annum, or such other amount as may be agreed in writing by the Company and the Voting Trustee. The Voting Trustee at the expense of the Company may employ, consistent with its duties expressed herein, counsel and such other assistance as it may deem reasonably necessary in the performance of their functions.

11. TERM; RENEWAL; TERMINATION PROCEDURE.

     (a) Except as otherwise provided herein, the Trust and this Agreement shall not be terminable and Deposited Securities may not be withdrawn from the Trust.

     (b) The Trust may be terminated (i) at any time with the prior written consent of the Voting Trustee and the Company, (ii) by notice given to the Voting Trustee by the holders of the outstanding Voting Trust Certificates at any time following receipt of all required Insurance Regulatory Approvals, (iii) at such time as the Investor and the Voting Trust collectively own in the aggregate Securities representing less than 10% of the total vote represented by all Voting Shares then outstanding, or (iv) upon a transfer of Deposited Securities in accordance with Section 16 hereof (in which case the Trust will terminate only as to the Deposited Securities so transferred). At least two business days prior to the termination of the Trust pursuant to the first sentence of this Section 11(b), the Voting Trustee shall mail written notice of such termination to the Regulators.

     (c) Upon termination of the Trust, the Voting Trust Certificates shall cease to have any effect, and the holders of such Voting Trust Certificates shall have no further rights under this Agreement other than to receive (i) certificates for securities or other property distributable under the terms hereof upon the surrender of such Voting Trust Certificates and (ii) any dividends or distributions paid to the Voting Trustee in contravention of its instructions to the Company as described herein. Promptly after the termination of the Trust, the Voting Trustee shall deliver to the holders of Voting Trust Certificates, at their addresses as they appear on the transfer books of the Voting Trustee, properly endorsed certificates for the number and class of Deposited Securities represented by the Voting Trust Certificates actually received from them.

12. LIABILITY OF VOTING TRUSTEE.

The Voting Trustee shall exercise its best judgment in acting hereunder but shall not be liable to any person hereunder for anything done or suffered or omitted in connection therewith except for its own individual willful misconduct or gross negligence. No Voting Trustee shall be required to give any bond or other security for the discharge of its duties.

13. INDEMNIFICATION.

     The Company shall indemnify and hold harmless the Voting Trustee and its successors, assigns, executors, administrators and heirs from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, suits, costs, expenses or disbursements (including without limitation legal fees and expenses) of any kind and nature (“Losses”)

resulting from or arising out of this Agreement or the enforcement of any of the terms hereof or in any way relating to or arising out of the administration of the Trust or the action or inaction of the Voting Trustee hereunder, except to the extent that any such Losses arise out of or result from the individual willful misconduct or gross negligence of such Voting Trustee in the performance of his duties hereunder.

     14. FORM OF VOTING TRUST CERTIFICATES.

The Voting Trust Certificates shall be in the following form:

No. ................. Securities

[Describe class of stock]

.........................

                                           MBIA INC.
                     A CONNECTICUT CORPORATION
             VOTING TRUST CERTIFICATE FOR STOCK

     This certificate is issued, received and held under, and the rights of the holder hereof are subject to, the terms of a Voting Trust Agreement dated as of January 30, 2008 (the “Voting Trust Agreement”), by and among MBIA Inc., a corporation organized under the laws of Connecticut, Warburg Pincus Private Equity X, L.P., a Delaware limited partnership, and the Voting Trustee identified therein, and the holder of this certificate, by acceptance hereof, assents and is bound to all the provisions of such Voting Trust Agreement as if such Voting Trust Agreement had been signed by it in person. Unless otherwise defined, terms used in this Voting Trust Certificate shall have the meaning given to them in the Voting Trust Agreement.

     THE RIGHTS OF THE HOLDER TO TRANSFER THIS VOTING TRUST CERTIFICATE ARE SUBJECT TO AND LIMITED BY THE TERMS AND CONDITIONS OF THE VOTING TRUST AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE EXAMINED AT THE REGISTERED OFFICE OF MBIA INC. (THE “COMPANY”), IN THE STATE OF NEW YORK OR IF NOT ON FILE AT SUCH OFFICE WILL BE FURNISHED BY THE VOTING TRUSTEE TO EACH HOLDER WHO REQUESTS A COPY.

     This certifies that _______________________ or registered assigns is entitled to all the benefits arising from the deposit with the Voting Trustee under the Voting Trust Agreement of certificates for Securities of the Company as provided in the Voting Trust Agreement and subject to the terms thereof. Until the Voting Trustee shall have delivered the Securities held under the Voting Trust Agreement to or as directed by the holders of the Voting Trust Certificates as provided in the Voting Trust Agreement, the Voting Trustee shall, subject to the terms of the Voting Trust Agreement, possess and shall be entitled to exercise all rights and powers of a registered owner of such Securities, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the holder hereof, or his assigns, under this certificate or any agreement, express or implied.

     Under the Voting Trust Agreement, the Voting Trustee is required to attend all annual and special meetings of the Company and to vote all Deposited Securities with respect to all matters, including without limitation the election and removal of directors, voted on by the shareholders of the Company (whether at a regular or special meeting or pursuant to a written consent). Notwithstanding this, the Voting Trustee, in voting any Deposited Securities, is required under the Voting Trust Agreement to vote solely in proportion with the votes cast by all holders of voting securities of the Company on any matter put before them.Under the Voting Trust Agreement, the holder hereof is required to deposit any securities of the Company having voting powers which are acquired by the holder with the Voting Trustee under the Voting Trust Agreement.

     The Voting Trustee shall instruct the Company to pay all dividends and distributions upon the Securities deposited with the Voting Trustees, other than any dividend or distribution paid in securities of the Company having voting powers, directly to the holders of the Voting Trust Certificates. Such dividend or distribution shall be paid to such holders ratably, in accordance with the number and class of shares represented by their respective Voting Trust Certificates.

     If any dividend or distribution in respect of the securities deposited with the Voting Trustee is paid, in whole or in part, in securities of the Company having voting powers, the Voting Trustee shall hold, subject to the terms of the Voting Trust Agreement, the certificates for such securities that are received by it on account of such dividend or distribution, and the holder of each Voting Trust Certificate representing Deposited Securities on which such dividend or distribution has been paid shall be entitled to receive a Voting Trust Certificate issued under the Voting Trust Agreement for the number and class of Deposited Securities so paid with respect to the Securities represented by such Voting Trust Certificate.

     Holders of Voting Trust Certificates entitled to receive the dividends or distributions, or Voting Trust Certificates in respect thereof, described herein shall be those holders registered as such on the transfer books of the Voting Trustee at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its stock entitled to receive such dividends or distributions.

     In the event of the dissolution or total or partial liquidation of the Company, the Voting Trust Agreement shall automatically terminate at the time of such dissolution or liquidation, unless renewed by the Investor and the Voting Trustee, and the Voting Trustee shall instruct the Company to make any distribution of moneys, securities, rights or property in respect of the Securities deposited with the Voting Trustee directly to the holders of the Voting Trust Certificates in proportion to their interests, as shown by the transfer books of the Voting Trustee, and the Voting Trustee shall distribute to such holders any amounts received by the Voting Trustee in contravention of such instructions.

     Certificates for the number and class of Deposited Securities then represented by this certificate shall be due and deliverable hereunder upon the termination of the Voting Trust as provided in the Voting Trust Agreement.

     The Voting Trust Agreement shall continue in full force and effect unless and until terminated under the circumstances described in the Voting Trust Agreement. Subject to the restrictions on transfer contained in the Voting Trust Agreement, this certificate is transferable on the books of the Voting Trustee at its office maintained for that purpose, the location of which shall be designated by the Voting Trustee by notice from time to time, by the holder hereof, either in person or by attorney duly authorized, in accordance with the rules established for that purpose by the Voting Trustee and on surrender of this certificate properly endorsed. Title to this certificate when duly endorsed shall, to the extent permitted by law and the Voting Trust Agreement, be transferable with the same effect as in the case of a negotiable instrument. Each holder hereof agrees that delivery of this certificate, duly endorsed by such holder, shall vest title hereto and all rights hereunder in any transferee permitted under the Voting Trust Agreement; provided, however, that the Voting Trustee may treat the registered holder hereof as the absolute owner hereof, and of all rights and interests represented hereby, for all purposes whatsoever, and the Voting Trustee shall not be bound or affected by any notice to the contrary or by any notice of any trust, whether express, implied or constructive, or of any charge or equity respecting the title or ownership of this certificate, or the securities represented hereby; provided, however, that no delivery of securities hereunder shall be required without surrender hereof properly endorsed.

     This certificate shall not be valid for any purpose until duly signed by the Voting Trustee.

     The phrase “Voting Trustee” as used in this certificate means the Voting Trustee or any successor Voting Trustees acting under such Voting Trust Agreement.

     IN WITNESS WHEREOF, the Voting Trustee has signed this certificate on
_______________________, ____.

                                              _______________________________
                                                                  Voting Trustee

(Form of Assignment)

     FOR VALUE RECEIVED ____________________hereby assigns the
within certificate, and all rights and interest represented thereby, to
________________and appoints ____________________attorney to transfer this certificate on the books of the Voting Trustee mentioned therein, with full power of substitution.

___________________________________________________
           Dated

Note: The signature on this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration, enlargement or any change whatever.

15. TRANSFER OF CERTIFICATES.

     (a) The Voting Trust Certificates may not be transferred to any person except to the extent that transfers of Securities owned by the Investor and its Affiliates are permitted under the terms of the Investment Agreement. Subject to the foregoing limitation, the Voting Trust Certificates shall be transferable by the holders thereof on the transfer books of the Voting Trustee at its office maintained for such purpose, the location of which it shall designate by notice from time to time, according to the rules established for that purpose by the Voting Trustee, and the Voting Trustee may treat the registered holders as owners thereof for all purposes whatsoever, except that they shall not be required to deliver stock certificates hereunder without the surrender of such Voting Trust Certificates.

     (b) If a Voting Trust Certificate is lost, stolen, mutilated or destroyed, the Voting Trustee, in its discretion, may issue a duplicate of such certificate upon receipt of: (i) evidence of such fact satisfactory to it; (ii) indemnity satisfactory to it; (iii) the existing certificate, if mutilated; and (iv) its reasonable fees and expenses in connection with the issuance of a new Voting Trust Certificate.

16. NOTICES.

     (a) Unless otherwise in this Agreement specifically provided, any notice to or communication with any holder of Voting Trust Certificates other than the Investor may be sent by mail, either regular, registered or certified with return receipt requested, addressed to such holder at its address appearing on the transfer books of the Voting Trustee.

     (b) Any notice, request, instruction or other document to be given hereunder by any party to the other parties will be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Voting Trustee:

U.S. Bank
Private Client Group
461 Fifth Avenue, 7th Floor
New York, New York 10017
Attn: Lea R. Emery
Facsimile: (646) 935-4534

and

U.S. Bank
Private Client Group
CN-OH-W7PT
425 Walnut Street
Cincinnati, Ohio 45202
Attn: Jeff Kruse
Facsimile: (513) 632-4653

If to the Investor:

Warburg Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York 10017-3140
Attn: Kewsong Lee
Facsimile: (212) 716-5032

with a copy (which copy alone shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019-6150
Attn: Craig M. Wasserman
Igor Kirman
Facsimile: (212) 403-2000

If to the Company:

MBIA Inc.
113 King Street
Armonk, NY 10504
Attn: Ram Wertheim, General Counsel
Facsimile: (914) 765-3919

with a copy (which copy alone shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attn: Nicholas F. Potter
Steven J. Slutzky
Telephone: (212) 919-6000
Fax: (212) 919-6836

     (c) All distributions of cash, securities or other property hereunder by the Voting Trustee to the holders of Voting Trust Certificates may be made in the same manner as hereinabove provided for the giving of notices to the holders of Voting Trust Certificates.

     (d) All notices concerning amendments, extensions or the termination of this Agreement or concerning the death, incapacity, resignation or disqualification of any Voting Trustee shall also be delivered to the Regulators.

17. CONTINUING AGREEMENT.

     All Voting Trust Certificates issued as herein provided shall be issued, received and held subject to all the terms of this Agreement.

18. GOVERNING LAW.

     This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

19. COUNTERPARTS AND FACSIMILE.

     For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

20. COMPLETE AGREEMENT.

     This Agreement (including the Schedules hereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof, except that this Agreement shall not supersede or otherwise modify in any respect any agreement of the parties hereto contained in the Investment Agreement or the Warrant.

21. AMENDMENTS AND WAIVERS.

     At any time prior to the termination of this Agreement, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party; provided that any such amendment or waiver may only be made with the prior written consent of the Regulators.

22. HEADINGS; INTERPRETATION.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, any reference to securities of the Company “having voting powers” shall refer to any securities of the Company having the power to vote in the election of directors of the Company, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency.

23. GENDER AND NUMBER.

     In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

24. REMEDIES.

     In the event of any breach of this Agreement, in addition to any legal remedies to the extent allowed by law, in recognition of the fact that remedies at law would not be sufficient, the parties hereto shall be entitled to equitable remedies, including without limitation specific performance and injunctive relief.

25. FURTHER INSTRUMENTS.

     Each party shall from time to time execute and deliver such further instruments as any other party may reasonably request to effectuate the intent of this Agreement.

26. FILING IN REGISTERED OFFICE.

     The Voting Trustees shall file or cause to be filed this Agreement, any amendment or renewal of this Agreement and any counterpart hereof executed by a successor Voting Trustee in the registered office of the Company in the State of New York.

27. NON-WAIVER OF RIGHTS AND BREACHES.

     No failure or delay of any party hereto or any holder of a Voting Trust Certificate in the exercise of any right given to such party or such holder hereunder shall constitute a waiver thereof unless the time specified herein for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or of any other right. The waiver by a party hereto or any holder of a Voting Trust Certificate of any default of any party hereto or any such holder shall not be deemed to be a waiver of any subsequent default or other default by such party or such holder or any other party or holder.

28. NO POWER TO SELL, TRANSFER ETC. SECURITIES.

     The Voting Trustees shall not have any power to sell, assign, transfer, encumber, pledge, grant any security interest in, or consent to the placement of any lien upon or against the Deposited Securities.

29. BENEFICIARIES.

     This Agreement is for the exclusive benefit of the parties hereto and the holders of Voting Trust Certificates and is not intended to confer any rights on any other person except for the Superintendent of Insurance of the State of New York.

30. VOTING TRUSTEE TO GIVE ACCOUNT TO HOLDERS.

     To the extent requested to do so by the Investor or any holder of a Voting Trust Certificate, the Voting Trustee shall furnish to the party making such request full information with respect to (i) all property theretofore delivered to it as Voting Trustee, (ii) all property then held by it as Voting Trustee, and (iii) all actions theretofore taken by it as Voting Trustee.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Investor, the Company and the Voting Trustee have signed this Agreement as of the date first written above.

WARBURG PINCUS
PRIVATE EQUITY X, L.P.

By: Warburg Pincus X L.P., its general
partner

By: Warburg Pincus X LLC, its general
partner

By: Warburg Pincus Partners, LLC, its sole
member

By: Warburg Pincus & Co., its managing
member

By: /s/ David A. Coulter
Name: David A. Coulter
Title: Managing Director

MBIA INC.

By: /s/ Ram D. Wertheim
Name: Ram D. Wertheim
Title: Vice President, Secretary
and General Counsel

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Lea R. Emery
Name: Lea R. Emery
Title: Wealth Management Consultant